As filed with the Securities and Exchange Commission on April 8, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

111 Academy, Suite 100

Irvine, CA 92617

(Address of Principal Executive Offices) (Zip Code)

Netlist, Inc. 2025 Equity Incentive Plan

Inducement Restricted Stock Unit Awards

(Full title of the plan)

Chun K. Hong

President, Chief Executive Officer and Director

111 Academy, Suite 100 Irvine, CA 92617

(Name and address of agent for service)

(949) 435-0025

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This registration statement on Form S-8 registers an aggregate of 2,880,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Netlist, Inc. (the “Company”), consisting of (i) 2,500,000 shares of Common Stock available for issuance under the Netlist, Inc. 2025 Equity Incentive Plan (the “Plan”) and (ii) 380,000 shares of Common Stock that may be issued upon vesting of Inducement RSU Awards granted outside the Plan.

With respect to the shares of Common Stock available for issuance under the Plan, this registration statement is filed pursuant to General Instruction E to Form S-8 to register an additional 2,500,000 shares of Common Stock that may be offered and sold under the Plan. Such shares became available for issuance under the Plan as of December 28, 2025 pursuant to the terms of the Plan, which provides that the number of shares of the Company’s Common Stock issuable under the Plan automatically increases on the first day of each fiscal year by the number of shares equal to the lesser of (i) 2.5% of the number of outstanding shares of Common Stock on such date and (ii) 2,500,000 shares of Common Stock.

The Company hereby incorporates by reference (herein to the extent not otherwise amended or superseded by the contents hereof) into this registration statement the contents of the prior registration statements on Form S-8 relating to the Plan, filed with the Securities Exchange Commission (the “Commission”) on:

December 18, 2006 (Commission File No. 333-139435), September 18, 2007 (Commission File No. 333-146141), June 13, 2008 (Commission File No. 333-151644), September 10, 2009 (Commission File No. 333-161832), April 6, 2010 (Commission File No. 333-165916), July 27, 2010 (Commission File No. 333-168330), April 21, 2011 (Commission File No. 333-173646), February 28, 2012 (Commission File No. 333-179776), February 10, 2014 (Commission File No. 333-193862), May 26, 2016 (Commission File No. 333-211658), November 17, 2017 (Commission File No. 333-221655), April 13, 2018 (Commission File No. 333-224287), March 22, 2019 (Commission File No. 333-230443), March 10, 2020 (Commission File No. 333-237047), March 26, 2021 (Commission File No. 333-254776), March 2, 2022 (Commission File No. 333-263233), August 9, 2022 (Commission File No. 333-266679), March 2, 2023 (Commission File No. 333-270235), March 1, 2024 (Commission File No. 333-277596), April 2, 2025 (Commission File No. 333-286352), and September 26, 2025 (Commission File No. 333-290555).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information) will be sent or given to the employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the note to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than “filed” with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the Commission on March 19, 2026;

•	Our Current Report on Form 8-K filed with the Commission on March 9, 2026; and

•	the description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on August 14, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Pursuant to the Company’s Restated Certificate of Incorporation, as amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. In addition, the Company’s Amended and Restated Bylaws, as amended, provide for indemnification of directors, officers, employees and agents by the Company as the indemnitor of first resort and to the fullest extent permitted by Delaware law, and authorize the Company to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Company or another business entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person under its bylaws or Delaware law.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith	Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of Netlist, Inc.		10-Q	001-33170	3.1	August 15, 2017
4.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		10-Q	001-33170	3.1.1	August 15, 2017
4.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		8-K	001-33170	3.1	August 17, 2018
4.1.3	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		8-K	001-33170	3.1	August 10, 2020
4.1.4	Certificate of Amendment of the Restated Certificate of Incorporation of Netlist, Inc.		8-K/A	001-33170	3.1	September 25, 2025
4.1.5	Certificate of Designation of the Series A Preferred Stock of Netlist, Inc.		10-Q	001-33170	3.1.2	August 15, 2017
4.2	Second Amended and Restated Bylaws of Netlist, Inc.		10-Q	001-33170	3.2	November 7, 2024
4.3	Netlist, Inc. 2025 Equity Incentive Plan		8-K	001-33170	10.1	September 11, 2025
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Macias Gini & O’Connell LLP	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page hereto).	X
107	Filing Fee Table	X

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 8, 2026.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and director of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail Sasaki, each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act for the same offering contemplated by this registration statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun K. Hong	President, Chief Executive Officer and Director	April 8, 2026
Chun K. Hong	(Principal Executive Officer)

/s/ Gail Sasaki	Executive Vice President and Chief Financial Officer	April 8, 2026
Gail Sasaki	(Principal Financial and Accounting Officer)

/s/ Blake Welcher	Director	April 8, 2026
Blake Welcher

/s/ Jun Cho	Director	April 8, 2026
Jun Cho